Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RSE ARCHIVE, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2019, AT 3:41 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7221677 8100
SR# 20190049814

Authentication: 202017084
Date: 01-03-19

CERTIFICATE OF FORMATION
OF
RSE ARCHIVE, LLC

FIRST: The name of the limited liability company is "RSE Archive, LLC"

SECOND: The address of the registered office of the limited liability company in Delaware is 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name of the Company's registered agent at that address is COGENCY GLOBAL INC.

THIRD: Members may be admitted in accordance with the terms of the Operating Agreement of the limited liability company.

FOURTH: Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the limited liability company, whether such series is now authorized and existing pursuant to the limited liability company agreement of the limited liability company (such agreement, as the same may be amended, modified, restated or supplemented from time to time, the "Operating Agreement") or is hereafter authorized and existing pursuant to the Operating Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the limited liability company (or against the assets of the limited liability company generally), and, subject to the terms of the Operating Agreement, none of the debts, liabilities, obligation and expenses incurred by, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of that particular series.

[Signature page follows.]

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 01/03/2019
FILED 03:41 PM 01/03/2019
SR 20190049814 - File Number 7221677

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, on January 3, 2019.

/s/ Delaney J. Dugan
Delaney J. Dugan
Authorized Person